Exhibit 5.1


                               [SASM&F Letterhead]


                                                     November 5, 1999


CILCORP Inc.
300 Liberty Street
Peoria, Illinois  61602

                           Re:      CILCORP Inc.
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to CILCORP Inc., an Illinois corporation (the "Company"), in connection with the public offering of up to $225,000,000 aggregate principal amount of the Company's 8.700% Senior Notes due 2009 (the "Exchange Notes") and up to $250,000,000 aggregate principal amount of the Company's 9.375% Senior Bonds due 2029 (the "Exchange Bonds" and, together with the Exchange Notes, the "Exchange Securities"). The Exchange Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in which an aggregate principal amount of up to (i) $225,000,000 of the Exchange Notes will be exchanged for a like principal amount of the Company's issued and outstanding 8.700% Senior Notes due 2009 (the "Old Notes") and (ii) $250,000,000 of the Exchange Bonds will be exchanged for a like principal amount of the Company's issued and outstanding 9.375% Senior Bonds due 2029 (the "Old Bonds" and, together with the Old Notes, the "Old Securities"), in each case under the Indenture, dated as of October 18, 1999, between Midwest Energy, Inc. and the Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of October 18, 1999, between the Company and the Trustee (as so supplemented, the "Indenture"), as contemplated by the Registration Rights Agreement, dated as of October 18, 1999 (the "Registration Rights Agreement"), by and among Midwest Energy, Inc., Lehman Brothers Inc., J.P. Morgan & Co. and Morgan Stanley Dean Witter.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 relating to the Exchange Offer to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Certificate of Incorporation of the Company, as amended to date; (v) the Amended and Restated By-Laws of the Company, as amended to

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CILCORP Inc.
November 5, 1999
Page 2

date; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Old Securities and the Exchange Offer, the issuance of the Exchange Securities and related matters; (vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (viii) the form of the Exchange Securities filed as an exhibit to the Registration Statement and incorporated by reference therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinions set forth herein are limited to the Business Corporation Act of the State of Illinois and those laws of the State of New York which are normally applicable to the transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. We have relied, with your consent, as to matters of Illinois law on the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Securities (in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture and delivered upon consummation of the




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CILCORP Inc.
November 5, 1999
Page 3

Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Securities and the performance of the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as material contracts in part II of the Registration Statement.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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